UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
December 31, 2009
Date of Report (Date of earliest event reported)

Sonoran Energy, Inc.
(Exact name of registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation)	000-28915 (Commission File Number)	13-4093341 (IRS Employer Identification No.)
15305 Dallas Parkway, Ste. 300, Dallas, TX, 75001
(Address and zip code of principal executive offices)
(214) 389-3480
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03.	Bankruptcy or Receivership
     As previously reported, on June 19, 2009, Sonoran Energy, Inc. (the “Company”) filed a voluntary petition for relief (the “Bankruptcy Case”) under Chapter 11 of the United States Bankruptcy Code, in the United States Bankruptcy Court for the Northern District of Texas, Dallas Division (the “Bankruptcy Court”). As previously reported, the Company sold its material assets during the Bankruptcy Case and then moved to dismiss the Bankruptcy Case. The Bankruptcy Court has granted the motion to dismiss and the Bankruptcy Case was dismissed effective December 31, 2009.
     There are no remaining material assets in the Company and there are no unencumbered assets to distribute to creditors or shareholders.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (b) On December 31, 2009, Michael L. Kayman resigned his position as Chief Restructuring Officer and Director of Sonoran Energy, Inc., effective on that date.
* * * *
     Statements in this report that are not historical are forward-looking and are subject to various risks and uncertainties that could cause actual results to vary materially from those stated. Forward-looking statements are based on currently available information. If underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by these forward-looking statements. This report speaks only as of its date and, except to the extent required by law, the Company disclaims any obligation to revise these forward-looking statements or to provide any updates regarding information contained herein resulting from new information, future events or otherwise.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: December 31, 2009

SONORAN ENERGY, INC.
/s/ Michael Kayman
Michael Kayman,
Chief Restructuring Officer